PRELIMINARY PROXY CARD

ENERGEM CORP.
Level 3, Tower 11, Avenue 5, No. 8,
Jalan Kerinchi, Bangsar South
Wilayah Persekutuan Kuala Lumpur, Malaysia

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
_________, 2022

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON ________, 2022

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice dated [_____], 2022 and Proxy Statement, dated [______], 2022, in connection with the extraordinary general meeting to be held at 10:00 a.m. Eastern Time on [____], 2022 at the offices of Energem Corp. located at Level 3, Tower 11, Avenue 5, No. 8, Jalan Kerinchi, Bangsar South, Wilayah Persekutuan Kuala Lumpur, Malaysia and via live webcast (the "***Extraordinary General Meeting***") for the sole purpose of considering and voting upon the following proposals, and hereby appoints Swee Guan Hoo and Doris Wong Sing Ee (with full power to act alone), the attorneys and Proxies of the undersigned, with full power of substitution to each, to vote all shares of the ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting and at any adjournments thereof, with all the powers the undersigned would have if personally present.

Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), "FOR" THE ENERGEM M&A PROPOSAL (PROPOSAL 2), "FOR" THE SHARE ISSUANCE PROPOSAL (PROPOSAL 3), "FOR" THE EQUITY INCENTIVE PLAN PROPOSAL (PROPOSAL 4), "FOR" THE DIRECTOR APPOINTMENT PROPOSAL (PROPOSAL 5), AND "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 6), IF PRESENTED.

[SEE OTHER SIDE]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on _________, 2022: This notice of meeting and the accompany proxy statement are available at https://www.sec.gov/[___.

Proposal 1 — Business Combination Proposal
IT IS RESOLVED, as an Ordinary Resolution, the approval of the Business Combination, including the Share Purchase Agreement, which we refer to as the Business Combination Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 2 — Energem M&A Proposal
IT IS RESOLVED, as a special resolution, that, subject to the passing of the Business Combination Proposal, the Share Issuance Proposal and the Equity Incentive Plan Proposal, Energem Corp. change its name from "Energem Corp." to "Graphjet Technology" and, subject to the provisions of the Companies Act (Revised), the change of name shall take effect on and from the Closing Date; and the amended and restated memorandum of association and the articles of association, be and are hereby adopted as the memorandum and articles of association of the Company with effect on and from the Closing Date, which we refer to as the Energem M&A Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3 — Share Issuance Proposal
IT IS RESOLVED, as an Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, a proposal for purposes of complying with Nasdaq Listing Rules 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Energem's Ordinary Shares and the resulting change in control in connection with the Business Combination, which is known as the Share Issuance Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4 — Equity Incentive Plan Proposal
IT IS RESOLVED, as an Ordinary Resolution, assuming the Business Combination Proposal is approved and adopted, the 2022 Graphjet Equity Incentive Plan which will become effective on and from the Closing Date and will be used by the Combined Entity following the Closing, which is known as the Equity Incentive Plan Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 5 — Director Appointment Proposal
IT IS RESOLVED, as an Ordinary Resolution of the holders of the Energem Class B Ordinary Shares only, assuming the Business Combination Proposal, the Share Issuance Proposal and the Equity Incentive Plan Proposal are each approved and adopted, the appointment of new directors, which if approved would take effect on and from the Closing Date, known as the Director Appointment Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 6 — Adjournment Proposal
IT IS RESOLVED, an ordinary resolution for the adjournment of the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies to be determined by the chairman of the Extraordinary General Meeting be adopted, approved and ratified in all respects, which we refer to as the Adjournment Proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Dated: _______ 2022

_______________________________ _______________________________

Shareholder's Signature Shareholder's Signature

Each Shareholder's signature should agree with name printed hereon. If Class A ordinary shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE BUSINESS COMBINATION PROPOSAL (PROPOSAL 1), "FOR" THE ENERGEM M&A PROPOSAL (PROPOSAL 2), "FOR" THE SHARE ISSUANCE PROPOSAL (PROPOSAL 3), "FOR" THE EQUITY INCENTIVE PLAN PROPOSAL (PROPOSAL 4), "FOR" THE DIRECTOR APPOINTMENT PROPOSAL (PROPOSAL 5), AND "FOR" THE ADJOURNMENT PROPOSAL (PROPOSAL 6), IF PRESENTED.